Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington
Paul Elenio, Chief Financial Officer	The Ruth Group
516-832-7422	646-536-7017
pelenio@arbor.com	scarrington@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-229-6615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results

Fourth Quarter Highlights:

-	Net income increased 7% to $15.3 million from 4Q06
-	Received $39.7 million in cash distributions and recorded $2.7 million of income, before minority interest, from equity interests in the Toy properties
-	Declared quarterly dividend of $0.62 per share
-	Replaced two short-term financing facilities with $542 million of term debt
-	Added a $200 million revolving facility to fund new loans and investments
-	Recorded $2.5 million in loan loss reserves

Full Year Highlights:

-	Diluted earnings per share of $4.44, an increase of 52% from 2006
-	New loans and investments of $2 billion, resulting in 30% portfolio growth
-	Received $168 million in cash distributions from equity participation interests, increasing economic book value by $5 per share
-	Issued $52 million of trust preferred securities
-	Raised $74 million of capital in a public offering issuing 2.7 million common shares
-	Improved funding sources by amending three financing facilities, replaced short-term debt with two new term debt facilities, and added a working capital line and a revolving facility

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

Uniondale, NY, February 8, 2008 -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2007. Arbor reported net income for the quarter of $15.3 million, or $0.75 per diluted common share, compared to net income for the quarter ended December 31, 2006 of $14.4 million, or $0.84 per diluted common share. Excluding $2.3 million of net income from the Toy building transactions and $3.7 million from the Prime transaction for the quarters ended December 31, 2007 and 2006, respectively, net income for the quarter ended December 31, 2007 was $13.1 million, or $0.64 per diluted common share, compared to net income for the quarter ended December 31, 2006 of $10.7 million, or $0.62 per diluted common share.1

Net income for the full year ended December 31, 2007 was $84.5 million, or $4.44 per diluted common share, compared to net income for the year ended December 31, 2006 of $50.4 million, or $2.93 per diluted common share. Excluding $34.4 million of net income from the 450 West 33rd Street, Toy building, Prime, and On the Avenue transactions for the year ended December 31, 2007 and $9.4 million of income from the Prime transaction for the year ended December 31, 2006, net income for the year ended December 31, 2007 was $50.1 million, or $2.63 per diluted common share, compared to net income for the year ended December 31, 2006 of $41.1 million, or $2.39 per diluted common share.1

“We are very pleased with our fourth quarter and full year 2007 financial results including record earnings per share of $4.44 for the year,” said Ivan Kaufman, Chairman and Chief Executive Officer. “The fourth quarter also demonstrated our continued commitment to enhancing our liquidity and improving our funding sources including the monetization of one of our equity kickers and replacing short-term financing with longer term non mark to market debt.”

The results for the fourth quarter included $39.7 million in distributions from the Company’s equity interest in the Toy properties. $39.0 million in net proceeds was received from the recapitalization of the 1107 Broadway property, in which the Company owned a 20% equity interest. The distribution was the result of a sale of 50% of the economic interest in the property and the recapitalization of the partnership with financing of approximately $343 million, of which approximately $203 million was funded. The Company retained a 10% interest in the property for approximately $5.7 million of invested capital. The Company owned its 20% equity interest through a taxable REIT subsidiary, and therefore, the gain on this transaction is subject to corporate income tax. In addition, the Company received a $0.6 million distribution from its interest in the 200 Fifth Avenue property which was sold in the second quarter. The Company recorded income before minority interest of approximately $2.7 million in the fourth quarter related to its equity interest in the Toy properties, $5.4 million was recorded as income from equity affiliates and expenses consisted of a $1.8 million provision for income taxes and a $0.9 million incentive management fee to be paid to the Company’s manager. The Company also recorded a $5.7 million investment in equity affiliate and a net deferred gain of $3.5 million related to its 10% retained interest in the 1107 Broadway property.

1. See attached supplemental schedule of non-GAAP financial measures on page 8 & 9.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

At December 31, 2007, the net balance in the loan and investment portfolio was $2.6 billion, a decrease of 2% from September 30, 2007 and an increase of 30% from December 31, 2006. The average balance of the loan and investment portfolio during the fourth quarter was $2.7 billion and the average yield on these assets for the quarter was 8.95%, compared to $2.6 billion and 9.27% for the third quarter of 2007.

The average balance of debt financing on the loan and investment portfolio during the quarter was $2.3 billion and the average cost of these borrowings was 6.51%, compared to $2.3 billion and 6.84% for the third quarter of 2007.

For the fourth quarter 2007, Arbor’s manager, Arbor Commercial Mortgage, LLC, earned $2.9 million of incentive compensation. Arbor Commercial Mortgage intends to exercise its option to receive 50% of the incentive compensation in shares of Arbor Realty Trust’s common stock.

Financing Activity

During the quarter, the Company entered into two new financing agreements. These agreements replaced two of the Company’s existing repurchase agreements with the same financial institution. The initial terms of the agreements included a $473 million term facility with an additional $100 million revolving commitment and a second term facility with a commitment of $69 million. The $100 million revolving commitment will be used to finance new loans and investments and can be increased to $200 million when the $473 million term loan is paid down to $400 million. The two financing facilities have a commitment period of two years with a one-year extension option and have replaced short-term facilities with longer term debt, while eliminating mark-to-market risk as it relates to interest rate spreads on the Company’s assets.

Additionally during the quarter, the Company amended two of its financing facilities increasing the committed amount of one of the facilities from $75 million to $90 million and extended the maturity to October 2008, and increasing the committed amount of the other facility from $150 million to $200 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

In the fourth quarter, a $100 million committed financing facility, with approximately $23 million outstanding at December 31, 2007, matured and will be paid by June 2008.

As of December 31, 2007, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $2.5 billion and borrowings outstanding under such facilities were $2.3 billion.

Portfolio Activity

During the quarter, Arbor originated five new loans and investments totaling $116 million. Of the new loans and investments, three were bridge loans totaling $106 million, one was a junior participation interest totaling $6 million, and one was a mezzanine loan totaling $4 million.

During the quarter, seven loans paid off with an outstanding balance of approximately $138 million, all of which was related to loans on properties that were either sold or refinanced outside of Arbor.

At December 31, 2007, the loan and investment portfolio unpaid principal balance was $2.6 billion with a weighted average current interest pay rate of 8.18%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.3 billion, with a weighted average interest rate of 6.15%, excluding financing and interest rate swap costs.

Arbor’s loan portfolio at December 31, 2007 and September 30, 2007 consisted of 32% fixed-rate and 68% variable-rate loans.

During the quarter, the Company recorded $2.5 million in loan loss reserves related to two multifamily loans with an aggregate outstanding principal balance of $58.5 million. The loan loss reserves were the result of the Company’s regular quarterly risk rating review process, which is based on several factors including current market conditions, values and the operating status of these properties.

Dividend

As previously announced, the Board of Directors declared a dividend of $0.62 per share for the quarter ended December 31, 2007, to be paid on February 26, 2008 to shareholders of record on February 15, 2008.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. As previously disclosed, the Company recorded $2.7 million of income before minority interest from its equity interests in the Toy properties. In addition, the Company originated one new investment with an equity participation interest during the quarter.

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. EST. A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 706-7741 for domestic callers and (617) 614-3471 for international callers. The participant passcode for both is 8954500.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com, through February 22, 2008. In addition, a telephonic replay of the call will be available until February 15, 2008. The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use passcode: 37716996.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2006 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenue:
Interest income	$62,251,615	$52,399,216	$273,984,357	$172,833,401
Income from swap derivative	-	-	-	696,960
Other income	14,341	8,250	39,503	170,197
Total revenue	62,265,956	52,407,466	274,023,860	173,700,558

Expenses:
Interest expense	37,444,592	29,360,656	147,710,194	92,693,419
Employee compensation and benefits	2,219,301	1,218,640	7,529,197	4,648,644
Stock based compensation	415,630	536,627	2,454,957	2,329,689
Selling and administrative	1,320,464	1,275,518	4,990,076	4,313,019
Provision for loan losses	2,500,000	-	2,500,000	-
Management fee - related party	3,799,690	4,301,079	25,004,975	12,831,791
Total expenses	47,699,677	36,692,520	190,189,399	116,816,562
Income before income from equity affiliates, minority interest and provision for income taxes	14,566,279	15,714,946	83,834,461	56,883,996
Income from equity affiliates	5,407,997	1,875,000	34,573,594	4,784,292
Income before minority interest and provision for income taxes	19,974,276	17,589,946	118,408,055	61,668,288
Income allocated to minority interest	2,829,172	3,182,794	16,989,177	11,104,481
Income before provision for income taxes	17,145,104	14,407,152	101,418,878	50,563,807
Provision for income taxes	1,800,000	-	16,885,000	150,000
Net income	$15,345,104	$14,407,152	$84,533,878	$50,413,807

Basic earnings per common share	$0.75	$0.84	$4.44	$2.94

Diluted earnings per common share	$0.75	$0.84	$4.44	$2.93

Dividends declared per common share	$0.62	$0.58	$2.46	$2.57

Weighted average number of shares of common stock outstanding:
Basic	20,494,399	17,088,970	19,022,616	17,161,346
Diluted	24,353,727	20,944,194	22,870,159	21,001,804

8rbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Total revenue, GAAP basis	$62,265,956	$52,407,466	$274,023,860	$173,700,558

Subtract: Prime transaction	-	4,166,667	11,143,801	10,440,708
On the Avenue transaction	-	-	15,997,843	-
450 West 33rd Street transaction	-	-	10,425,579	-

Total revenue, as adjusted	$62,265,956	$48,240,799	$236,456,637	$163,259,850

Net income, GAAP basis	$15,345,104	$14,407,152	$84,533,878	$50,413,807

Subtract: Prime transaction	-	3,712,000	10,189,375	9,350,218
On the Avenue transaction	-	-	6,099,372	-
Toy transaction	2,284,588	-	11,627,219	-
450 West 33rd Street transaction	-	-	6,529,699	-

Net income, as adjusted	$13,060,516	$10,695,152	$50,088,213	$41,063,589

Diluted earnings per common share, GAAP basis	$0.75	$0.84	$4.44	$2.93

Diluted earnings per common share, as adjusted	$0.64	$0.62	$2.63	$2.39

Diluted weighted average shares outstanding	24,353,727	20,944,194	22,870,159	21,001,804

 a.) Given the magnitude of the Prime, On the Avenue, Toy and 450 West 33rd Street transactions, Arbor has elected to report adjusted revenues, net income and diluted earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

December 31, 2007

GAAP Stockholders' Equity	$395,263,085

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133

Subtract: 450 West 33rd Street transaction - prepaid management fee	19,047,949

Economic Stockholders' Equity	$453,338,269

Economic book value per share	$22.09

GAAP book value per share	$19.26

Common shares outstanding	20,519,335

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction, Arbor has elected to report economic book value per share for the affected period to currently reflect the future impact of this transaction on the company's financial condition. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$22,219,541	$7,756,857
Restricted cash	139,136,105	84,772,062
Loans and investments, net	2,592,093,930	1,993,525,064
Related party loans, net	-	7,752,038
Available-for-sale securities, at fair value	15,696,743	22,100,176
Investment in equity affiliates	29,590,190	25,376,949
Prepaid management fee	19,047,949	-
Other assets	83,709,076	63,062,065
Total assets	$2,901,493,534	$2,204,345,211
Liabilities and Stockholders’ Equity:
Repurchase agreements	$244,937,929	$395,847,359
Collateralized debt obligations	1,151,009,000	1,091,529,000
Junior subordinated notes to subsidiary trust issuing preferred
securities	276,055,000	222,962,000
Notes payable	596,160,338	94,574,240
Due to related party	2,429,109	3,983,647
Due to borrowers	18,265,906	16,067,295
Deferred revenue	77,123,133	-
Other liabilities	67,395,776	17,802,341
Total liabilities	2,433,376,191	1,842,765,882
Minority interest	72,854,258	65,468,252
Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized;
3,776,069 shares issued and outstanding	37,761	37,761
Common stock, $0.01 par value: 500,000,000 shares authorized;
20,798,735 shares issued, 20,519,335 shares outstanding at
December 31, 2007 and 17,388,770 shares issued, 17,109,370
shares outstanding at December 31, 2006	207,987	173,888
Additional paid-in capital	365,376,136	273,037,744
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
Retained earnings	65,665,951	27,732,489
Accumulated other comprehensive (loss) income	(29,001,389)	2,152,556
Total stockholders’equity	395,263,085	296,111,077
Total liabilities and stockholders’ equity	$2,901,493,534	$2,204,345,211

Arbor Realty Trust Reports Fourth Quarter and Full Year 2007 Results
February 8, 2008

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

Name	Initial ART Investment Amount	Investment Date	Current Cash Equity Investment	Profit%	Approximate Square Footage			Property Type	Location	Current Debt Balance on Property		Comments
80 Evergreen	$384	3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$4,800
930 Flushing	1,126	3Q03	500	12.50%		304,080		Warehouse	Brooklyn, NY	25,000		Property refinanced July 2005
Prime Portfolio	2,100	4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,200,700		Properties refinanced
Prime Portfolio			-	16.67%		6,700,000		Retail Outlets	Multi-state	-		All equity returned to investors
450 W. 33rd St	1,500	4Q03	1,137	0.58%	(1)	1,746,734		Office	New York City	517,000
823 Park Avenue	-	3Q04	-	20.00%		52,374		Conversion	New York City	120,500	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")
York Avenue	540	3Q04	-	8.70%		45,200		Conversion	New York City	32,000		Property refinanced Dec 2005
Toy Building	10,000	2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")
Homewood Mtn Resort	-	2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	101,086		Profits interest held in TRS
Richland Terrace Apartments	-	3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	7,460
Ashley Court Apartments	-	1Q07	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452
Nottingham Village	-	2Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626
Extended Stay Hotel Portfolio	-	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity
Lake in the Woods	-	2Q07	1,500	50.00%		967,648		Multi Family	Ypsilanti, MI	43,500
Alpine Meadows	13,220	3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity
St. John's Development	500	4Q07	500	50.00%		23	(3)	Land	Jacksonville, FL	25,000

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.